SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 9, 2003

                                United Pan-Europe
                               Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

Extension of Temporary Waiver of Certain Rights

     On April 9, 2003, United Pan-Europe Communications N.V. (the "Company") issued a press release announcing that bank lenders and UnitedGlobalCom, Inc. ("UGC") have extended until September 30, 2003 the waivers of the defaults arising as a result of the Company's decision not to make interest payments under its outstanding 10 7/8% Senior Notes due 2009, 11 1/4% Senior Notes due 2010, 11 1/2% Senior Notes due 2010, 10 7/8% Senior Notes due 2007 and 11 1/4%
Senior Notes due 2009. This will allow the Company time to complete its restructuring process and to manage the appeal procedure that has been filed by InterComm Holdings, L.L.C. in relation to the decision of the Amsterdam court of March 13, 2003, ratifying the plan of compulsory composition (the "Akkoord"). The full text of the press release is attached as Exhibit 99.1 hereto.

Amendment to the Waiver Letters

     The definition of Termination Event, as defined in the modified waiver letter dated September 30, 2002 (the "Modified Waiver Letter"), is amended to include if at any time prior to the end of the Relevant Period, as defined in the Modified Waiver Letter, any Dutch Court, a Dutch Court of Appeal or the Dutch Supreme Court renders a judgment that has become final and conclusive that annuls or otherwise reverses or overturns the decision of the Amsterdam court of March 13, 2003, whereby the Akkoord was ratified or that otherwise has the effect that the Akkoord is no longer effective or cannot be implemented. Except as noted herein, the material terms of the waiver remain broadly unchanged from those announced in the Modified Waiver Letter. The full text of the amended waiver letter, dated April 4, 2003 is attached as Exhibit 99.2 hereto.

Furthermore, the Company has completed the transfer of certain head office activities into the Company's "bank group" (i.e., entities under UPC Distribution Holding B.V. that are borrowers under the bank facility) as contemplated in Schedule 5 to the Modified Waiver Letter. In addition, as highlighted on March 5, 2003 following the confirmation order signed by the U.S. Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court "), the Company confirms that six million shares (the "SBS Shares") of SBS Broadcasting S.A. have today been sold to UnitedGlobalCom Europe B.V. ("UGC Europe") for EUR 100 million.

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Item 7.  Exhibits

         Exhibit Number     Description

         99.1               Press Release dated April 9, 2003.

         99.2               Amended Waiver Letter dated April 4, 2003.

         99.3 Purchase and Sale Agreement, dated as of March 5, 2003, by and between United CMH Holdings Inc. and United Pan-Europe Communications N.V.

Item 9.   Regulation FD Disclosure.

     As previously reported, on March 5, 2003, following a hearing, the U.S. Bankruptcy Court authorized the transfer of the SBS Shares to the Company from one of its non-debtor subsidiaries, and the sale by the Company of the Shares to United CMH Holdings, Inc. ("United CMH") or its assignee. The Company entered into a Purchase and Sale Agreement, dated as of March 5, 2003 (the "Sale Agreement"), with United CMH. United CMH assigned its rights to purchase the Shares to UGC Europe. The Shares were transferred to the Company from one of its subsidiaries on April 8, 2003. The Company sold the Shares, representing approximately a 21% ownership stake in SBS, to UGC Europe on April 9, 2003 for EUR 100,000,000. A copy of the Sale Agreement is attached as Exhibit 99.3 hereto.

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                                  EXHIBIT INDEX

Exhibit No.    Description

99.1           Press Release dated April 9, 2003.

99.2           Amended Waiver Letter dated April 9, 2003.

99.3 Purchase and Sale Agreement, dated as of March 5, 2003, by and between United CMH Holdings Inc. and United Pan-Europe Communications N.V.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                  By:/s/Anton A.M. Tuijten
                                     -------------------------------------------
                                     Name:   Anton A.M. Tuijten
                                     Title:  Member of the Board of Management
                                             and General Counsel

Dated: April 9, 2003

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